Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-192782) on Form N-2 of PennantPark Floating Rate Capital Ltd. and Subsidiary of our reports dated November 13, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ McGladrey LLP

New York, New York

November 25, 2014